UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On August 14, 2006, Range Resources Corporation (“Range”) completed the public offering of $100 million aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2016 (the “Notes”). The Notes are additional issuances of Range’s existing 7 1/2% Senior Subordinated Notes due 2016 issued under the Indenture (as defined below), pursuant to which we previously issued $150 million in aggregate principal amount of notes (the “Original Notes”). The Notes, together with the Original Notes, will be treated as a single series for all purposes under the Indenture.
     The Notes are fully and unconditionally guaranteed on a senior subordinated basis by certain of Range’s subsidiaries: Great Lakes Energy Partners, L.L.C., Pine Mountain Oil & Gas, Inc., Pine Mountain Acquisition, Inc., PMOG Holdings, Inc., Range Energy I, Inc., Range HoldCo, Inc., Range Production I, L.P., Range Production Company, Range Energy Ventures Corporation, Range Operating New Mexico, Inc., Range Operating Texas, L.L.C., Stroud Energy GP, LLC, Stroud Energy LP, LLC, Stroud Energy, Ltd., Stroud Energy Management GP, LLC, and Stroud Oil Properties, LP (the “Subsidiary Guarantors”). The terms of the Notes are governed by the Indenture, dated as of May 23, 2006, by and among Range, the Subsidiary Guarantors and J.P. Morgan Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated May 23, 2006, and the Second Supplemental Indenture, dated August 14, 2006 (as supplemented, the “Indenture”). The material terms of the Notes and the Indenture are described in the prospectus supplement, dated August 9, 2006, as filed by Range and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on August 9, 2006.
     Range and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to a Registration Statement on Form S-3 filed on May 16, 2006, as amended by Post-Effective Amendment No. 1 thereto filed on May 17, 2006 and Post-Effective Amendment No. 2 thereto filed on August 9, 2006 (as amended, the “Registration Statement”).
     The Notes were sold pursuant to an Underwriting Agreement, dated August 9, 2006 (the “Underwriting Agreement”), by and between Range and J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements by Range, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Range has agreed with the Underwriters not to offer or sell any debt securities issued or guaranteed by Range having a term of more than one year (other than the Notes) for a period of 90 days after the date of the Underwriting Agreement without the prior written consent of J.P. Morgan Securities Inc.
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to Range and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the Underwriters or their affiliates are lenders under Range’s bank credit facility and will receive the net proceeds from the offering of the Notes used to pay down our bank credit facility. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Range’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Indenture, the Supplemental Indenture and the related guarantees is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.
     In connection with the offering of the Notes, Range and the Subsidiary Guarantors are also filing the opinion of Vinson & Elkins L.L.P. as Exhibit 5.1 to this Current Report on Form 8-K, which is to be incorporated by reference into the Registration Statement and herein.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated August 9, 2006, by and between Range Resources Corporation and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
5.1	Opinion of Vinson & Elkins LLP
23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/S/ Roger S. Manny
Roger S. Manny
Senior Vice President

Date: August 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated August 9, 2006, by and between Range Resources Corporation and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.
5.1	Opinion of Vinson & Elkins LLP
23.1	Consent of Vinson & Elkins LLP (included in Exhibit 5.1)